Exhibit 10.1

ACCRUE SOFTWARE, INC.

SECURED CONVERTIBLE NOTE

PURCHASE AGREEMENT

February 4, 2003

ACCRUE SOFTWARE, INC.

SECURED CONVERTIBLE NOTE

PURCHASE AGREEMENT

This Secured Convertible Note Purchase Agreement (the "Agreement") is made as of the 4th day of February, 2003 by and between Accrue Software, Inc., a Delaware corporation (the "Company") and each of the purchasers listed on Exhibit A attached to this Agreement (each a "Purchaser" and together the "Purchasers").

RECITALS

The Company desires to issue and sell, and each Purchaser desires to purchase, a secured convertible promissory note in substantially the form attached to this Agreement as Exhibit B (the "Note") which shall be convertible on the terms stated therein into equity securities of the Company. The Notes and the equity securities issuable upon conversion thereof (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the "Securities."

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Purchase and Sale of Notes.

(a) Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser a Note in the principal amount set forth opposite such Purchaser's name on Exhibit A. The purchase price of each Note shall be equal to 100% of the principal amount of such Note. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales, subject to Section 6(c) hereof.

(b) Closing; Delivery.

(i) The purchase and sale of the Notes shall take place at the offices of Venture Law Group, a Professional Corporation, 2775 Sand Hill Road, Menlo Park, California, at 10:00 a.m., on February 4th, 2003, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Initial Closing"). In the event there is more than one closing, the term "Closing" shall apply to each such closing, unless otherwise specified herein.

(ii) At each Closing, the Company shall deliver to each Purchaser the Note to be purchased by such Purchaser against (1) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company, (2) delivery of counterpart signature pages to this Agreement and the Note, and (3) delivery of a validly completed and executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser's exemption from withholding tax, which forms are attached to this Agreement as Exhibit C.

(iii) Until the earlier of (A) such time as the aggregate amount of principal indebtedness evidenced by the Notes equals a total of $810,000, or (B) the date 150 days from the date hereof, the Company may sell additional Notes to such persons or entities as determined by the Company, or to any Purchaser who desires to acquire additional Notes. All such sales shall be made on the terms and conditions set forth in this Agreement. For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Notes shall be deemed to be a "Purchaser" for purposes of this Agreement, and any notes so acquired by such additional purchaser shall be deemed to be "Notes" and "Securities" as applicable.

2. Stock Purchase Agreement. Each Purchaser understands and agrees that the conversion of the Notes into equity securities of the Company in connection with a proposed equity financing of the Company will require such Purchaser's execution of certain agreements relating to the purchase and sale of such securities as well as any rights relating to such equity securities.

3. Security Interest. The indebtedness represented by the Notes shall be secured by certain of the assets of the Company and its direct and indirect United States subsidiaries (the "Collateral") in accordance with the provisions of the Note.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, the Purchasers, as follows:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, financial condition or properties (a "Material Adverse Effect").

(b) Authorization. The Agreement and the Notes, and the Common Stock issuable upon conversion of the Notes, have been duly authorized by the Board of Directors of the Company. The Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Notes (and the stock issuable upon conversion of the Notes), to be sold by the Company under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its property is bound, (ii) the certificate of incorporation, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding as of the Closing upon the Company or its property which is reasonably likely to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of this Agreement and the valid issuance and sale of the Notes to be sold pursuant to this Agreement, other than such as have been made or obtained, and except for any securities filings required to be made under federal or state securities laws or the requirements of the National Association of Securities Dealers, Inc. and which may be required to be made after the Closing. For purposes of clauses (i) and (iii) of this paragraph (c), "the Company" shall be deemed to include all direct and indirect United States subsidiaries of the Company.

(d) Capitalization. The capitalization of the Company is described in the Company's filings (the "SEC Documents") with the Securities and Exchange Commission (the "SEC") as of the dates set forth therein. The Company has not issued any capital stock since September 21, 2000, other than pursuant to employee benefit plans disclosed in the Company's SEC Documents. Except as set forth in or contemplated by the Company's SEC Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. No preemptive right, co-sale right, registration right or limitation or restriction on granting the registration rights set forth in Section 10 hereof, right of first refusal or other similar right exists (or has not been waived) with respect to the issuance and sale of the Notes.

(e) Legal Proceedings. There is no legal or governmental proceeding pending, or, to the knowledge of the Company, threatened, to which the Company or any subsidiary of the Company is a party or of which the business or property of the Company or any subsidiary of the Company is subject that is not disclosed in the Company's SEC Documents, which is reasonably likely to result in a Material Adverse Effect.

(f) No Violations. The Company is not in violation of its certificate of incorporation, bylaws or other organizational document, or, except as otherwise described in the SEC Documents, violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, has had, or would be reasonably likely to have, a Material Adverse Effect, and the Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a material default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which has had, or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this paragraph (f), "the Company" shall be deemed to include all direct and indirect subsidiaries of the Company.

(g) Reporting Status. The Company has filed all reports, schedules, registration statements, forms and other documents required to be filed by the Company with the SEC, including those that the Company may file with the SEC after the date of this Agreement until the Closing ("SEC Filings") required to be filed as of the date hereof. The SEC Filings (i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Filings, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Filings or necessary in order to make the statements in such SEC Filings, in the light of the circumstances under which they were made, not misleading.

(h) Collateral. The Company and each of its direct and indirect United States subsidiaries has good title to the Collateral, free of any Liens except Permitted Liens. This Agreement creates in favor of the Purchasers a valid security interest in all of the Company's right, title and interest in and to the Collateral, and upon the filing of appropriate UCC financing statements with the Delaware Secretary of State, the Purchasers' security interest hereunder and under the Notes will be duly perfected in all of the Collateral in which a security interest may be perfected by such filing.

5. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

(a) Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c) Knowledge. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d) Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that, except as expressly set forth herein, the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

(e) Not a Listed Security. The Purchaser understands that the Company's stock is not listed on a national securities exchange, and that the Company has made no assurances that the Company's stock will ever be traded on a national securities exchange.

(f) Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. EXCEPT IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION, NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE ACT.

(iii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(g) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(h) Foreign Investors. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser's jurisdiction. Such Purchaser also hereby represents that such Purchaser is not a "10-percent shareholder" as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

6. Conditions of the Purchasers' Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(c) Minimum Amount. A minimum of $500,000 aggregate principal amount of the Notes shall be purchased by the Purchasers at the initial Closing under this Agreement.

7. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of each Purchaser contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(c) Delivery of Form W-8 BEN or Form W-9. Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser's exemption from withholding tax.

8. Covenants of the Company.

(a) Negative Covenants. Until the earlier to occur of the conversion or repayment in full of the Notes, the Company shall not do any of the following without the prior written consent of Purchasers holding a majority of the outstanding principal amount of the Notes, which consent will not be unreasonably withheld or delayed:

(i) Secured Indebtedness. Create, incur, assume, or be liable for any secured Indebtedness which is senior in right of payment to the Notes other than Permitted Indebtedness or Permitted Senior Indebtedness.

(ii) Liens. Create, incur, or allow any Lien on any of its property, except for Permitted Liens.

(iii) Dividends and Distributions. Pay any dividends or make any distribution or payment other than dividends payable solely in the Company's Common Stock or redeem, retire or purchase any capital stock except for repurchases of stock from former employees, consultants, or directors of Company under the terms of applicable repurchase agreements, provided that no Event of Default (as defined in the Notes) has occurred, is continuing or would exist after giving effect to the repurchases.

(b) Affirmative Covenants.

(i) Registration of Intellectual Property. The Company shall, within a period of thirty (30) days following the initial Closing, file with the U.S. Copyright Office (the "CO") registrations with respect to all material copyrights of the Company, provided that the legal, registration and other related costs and expenses associated with such registrations and filings do not exceed $2,000 in the aggregate. With respect to any registrations so filed, the Company shall also concurrently make such filings as are required such that the Purchasers have a first priority security interest in such copyrights (subject to Permitted Liens created to secure Senior Permitted Indebtedness). At the request of the Purchasers holding a majority of the outstanding principal amount of the Notes, the Company shall also take commercially reasonable actions to register any additional copyrights developed or acquired hereafter with the CO.

(ii) Perfection of Security Interest. The Company shall file any amendments to UCC-1 financing statements or filings with the CO and PTO, and shall make new filings, as are required in order to perfect the Purchasers' security interest in the Collateral (including Collateral developed or acquired hereafter), including without limitation as required upon the reorganization of the Company under the laws of a jurisdiction other than the State of Delaware.

(iii) Preservation of Collateral. The Company shall keep all of its inventory in good and marketable condition, free from material defects. Returns and allowances between the Company and its account debtors will follow the Company's customary practices in the ordinary course of business.

(iv) Additional Closings. The Company shall use reasonable efforts to sell the remaining amount of Notes authorized for sale hereunder ($810,000 less the principal amount of Notes sold in the Initial Closing) within the time period provided by Section 1(b) hereof (provided, however, that the Company shall not be required to sell Notes in any transaction that would not comply with applicable law).

(c) Certain Definitions. As used in this Agreement, the following capitalized terms have the following meanings:

(i) "Indebtedness" shall mean indebtedness owed by the Company to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions, lending institutions or any other parties, which is for money borrowed or the deferred purchase price or leasing of equipment, whether or not secured.

(ii) "Lien" shall mean, with respect to any asset or property of the Company, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(iii) "Permitted Indebtedness" shall mean: (i) Indebtedness to trade creditors incurred in the ordinary course of business; (ii) Indebtedness secured by Permitted Liens; (v) Indebtedness of Company to any of its subsidiaries; (iii) Indebtedness which is first applied to fully pay all amounts due under the Notes; and (iv) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness set forth above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Company, as the case may be.

(iv) "Permitted Senior Indebtedness" shall mean Indebtedness secured by the Permitted Liens described in subsections (iv), (v), (x) and (xii) of the definition of Permitted Liens.

(v) "Permitted Liens" means (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (iv) Liens securing obligations under a capital lease if such Liens do not extend to property other than the property leased under such capital lease; (v) Liens upon any equipment or other property acquired or held by Company or any of its subsidiaries to secure the purchase price of such equipment or other property or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other property, so long as such Lien extends only to the equipment or other property financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (vii) Liens which constitute rights of setoff of a customary nature or banker's liens, whether arising by law or by contract; (viii) Leases or subleases and licenses or sublicenses granted in the ordinary course of Company's business; (ix) Liens securing Indebtedness which is first applied to fully pay all amounts due under the Notes; (x) Liens securing indebtedness of a Person (other than an existing subsidiary of the Company) existing at the time such Person becomes a subsidiary of the Company or is merged with or into the Company or a subsidiary of the Company or Liens securing Indebtedness incurred in connection with an acquisition, merger or consolidation; provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (xi) Liens which are expressly subordinate to the Notes; and (xii) Liens upon property or assets purchased or otherwise acquired for consideration after the date hereof that do not extend to any other property or assets except those purchased or otherwise acquired; provided that, with respect to clauses (x)(but only if the primary purpose of such acquisition, merger or consolidation is capital raising) and (xii) above, the Company's consolidated net tangible assets are equal to or greater than 250% of the Company's aggregate secured indebtedness (including the Notes and the proposed secured indebtedness to be secured by such Liens).

(vi) "Person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

9. Covenant of the Holders.

(a) Further Assurances. At any time and from time to time, upon the written request of the Company and at the Company's expense, the Holders will promptly and duly authenticate and deliver such instruments and documents and take such further action as the Company may reasonably request for the purpose of enabling the Company to incur Permitted Indebtedness and Senior Permitted Indebtedness and otherwise preserving such rights under this Agreement including, without limitation, filing any financing statements or amendments thereto under the UCC as in effect with respect to Permitted Liens.

10. Registration Rights.

10.1 Definitions. As used in this Section 10:

(a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of the effectiveness of such registration statement;

(b) The term "Registrable Securities" means: (i) the shares of the Company's Common Stock issued or issuable upon conversion of the Notes (including Common Stock issued or issuable upon conversion of Preferred Stock which is issued upon conversion of the Notes); and (ii) any other shares of Common Stock of the Purchaser issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Securities, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Agreement and the Note are not assigned; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(c) The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to the then exercisable or convertible securities which are, Registrable Securities;

(d) The term "Holder" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 10.7 below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering; and

(e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Purchaser with the SEC.

10.2 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 11(e), the Company shall, subject to the provisions of Section 10.6, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

10.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than fifty percent (50%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 10.3: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 10.3; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (3) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and

(c) Subject to the foregoing, the Company shall file a registration statement on Form S-3 covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of the Holders.

10.4 Obligations of the Company. Whenever required under this Section 10 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

10.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 10 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

10.6 Expenses of Registration.

(a) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 10.2 for each Holder (which right may be assigned as provided in Section 10.10), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company. The Company shall not be required to pay the fees or expenses of separate counsel to the selling Holders.

(b) Registration on Form S-3. All expenses incurred in connection with a registration requested pursuant to Section 10.3, including (without limitation) all registration, filing, qualification, printer and accounting fees shall be borne by the Company. The Company shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holders.

10.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 10.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 20% of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

10.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 10:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 10.8(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or controlling person;

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 10.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 10.8(b) exceed the gross proceeds from the offering received by such Holder;

(c) Promptly after receipt by an indemnified party under this Section 10.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.8;

(d) If the indemnification provided in this Section 10.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; and

(e) The obligations of the Company and Holders under this Section 10.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 10, and otherwise.

10.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

10.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 10 may only be assigned by a Holder to a transferee or assignee of all of such Holder's interest in Holder's Note, and shall be subject to the restrictions on transfers contained in such Note. Such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

10.11 Termination of Registration Rights. The rights granted under this Section 10 shall terminate upon the earlier of (a) five (5) years following the date of this Agreement, or (b) with respect to any Holder, at such time as such Holder may sell all of such Holder's Registrable Securities in any one three month period pursuant to Rule 144 or such successor rule as may be adopted.

11. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

(f) Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g) Amendments and Waivers. Any term of this Agreement may only be amended or waived with the written consent of the Company and the holders of at least a majority of the outstanding principal amount of the Notes (provided that amendment of Section 10 hereof shall instead require the written consent of the holders of at least of majority of the Registrable Securities then outstanding). Any amendment or waiver effected in accordance with this Section 11(g) shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(j) Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

(k) Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

(l) Fees and Expenses. The Company shall pay promptly after the Closing the fees and expenses of Fenwick & West, the counsel for the Purchasers, incurred in connection with performing due diligence with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed, in the aggregate, $15,000.

(m) Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

[Signature Pages Follow]

The parties have executed this Secured Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

ACCRUE SOFTWARE, INC.

By: /s/ Jonathan D. Becher

President and CEO

Name: Jonathan D. Becher

Address: 48634 Milmont Drive

Fremont, CA 94538-7353

Facsimile Number: (510) 580-4501

PURCHASERS:

RS Orphan Fund, LP

By: /s/ Paul H. Stephens

Name: Paul H. Stephens

Title: Investment Advisory

General Partner

Address: 388 Market St.

San Francisco, CA 94111

Facsimile Number:

PURCHASERS:

RS Orphan Offshore Fund, LP

By: /s/ Paul H. Stephens

Name: Paul H. Stephens

Title: Investment Advisory

General Partner

Address: 388 Market St.

San Francisco, CA 94111

Facsimile Number:

Sterling Payot Capital, LP

By: /s/ Robert M. Smelick

Name: Robert M. Smelick

Title: General Partner

Address: 65 Cloudview Rd.

Sausalito, CA 94956

Facsimile Number:

Robert M. Smelick

/s/ Robert M. Smelick

Robert M. Smelick

Address: 65 Cloudview Rd.

Sausalito, CA 94956

Facsimile Number:

PURCHASERS:

ELIZABETH W. KORRELL

/s/ Elizabeth W. Korrell

Elizabeth W. Korrell

Address: 2607 Ninth Avenue West

Seattle, WA 98119

Facsimile Number: 206-266-1860

Exhibit A - Schedule of Purchasers

Exhibit B - Form of Promissory Note

Exhibit C - Purchaser Withholding Exemptions

EXHIBIT A

SCHEDULE OF PURCHASERS

FIRST CLOSING

Purchaser Name and Address	Type of Consideration	Original Principal Amount of Note
RS Orphan Fund, LP 388 Market Street San Francisco, CA 94111 RS Orphan Offshore Fund, LP 388 Market Street San Francisco, CA 94111	Cash Cash	$79,000 $21,000
Sterling Payot Capital, LP 65 Cloudview Rd. Sausalito, CA 94956	Forgiveness of indebtedness	$335,573.57
Robert M. Smelick 65 Cloudview Rd. Sausalito, CA 94956	Forgiveness of indebtedness	$60,349.72
Elizabeth W. Korrell 2607 Ninth Avenue West Seattle WA 98119	Cash	$5,000.00

EXHIBIT B

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

EXHIBIT C

PURCHASER WITHHOLDING EXEMPTIONS